As filed with the Securities and Exchange Commission on September 24, 2004
                                                      Registration No. 333-
===============================================================================


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ________________________

                          Bucyrus International, Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                                              39-0188050
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                                  ______________

                                  P.O. Box 500
                             1100 Milwaukee Avenue
                        South Milwaukee, Wisconsin 53172
                    (Address of principal executive offices)

         BUCYRUS INTERNATIONAL, INC. 1998 MANAGEMENT STOCK OPTION PLAN
             BUCYRUS INTERNATIONAL, INC. 2004 EQUITY INCENTIVE PLAN

                           (Full titles of the plans)
                                 ______________

                              Timothy W. Sullivan
                     President and Chief Executive Officer
                          Bucyrus International, Inc.
                                  P.O. Box 500
                             1100 Milwaukee Avenue
                        South Milwaukee, Wisconsin 53172
                                 (414) 768-4000
                            Facsimile (414) 768-5060
          (Name and address, including zip code, and telephone number, including area code, of agent for service)
                                 ______________

                                   Copies to:
                               Matthew J. Mallow
                               Richard B. Aftanas
                    Skadden, Arps, Slate, Meagher & Flom LLP
                                 4 Times Square
                               New York, NY 10036


                        CALCULATION OF REGISTRATION FEE
 ==========================================================================================================================
|                                                    |               | Proposed maximum | Proposed maximum |   Amount of   |
|               Title of each class of               |  Amount to be | offering price   |   aggregate      | registration  |
|            securities to be registered             |  Registered(1)|    per share     |  offering price  |     fee       |
|----------------------------------------------------|---------------|------------------|------------------|---------------|
| Class A Common Stock, par value $0.01 per share(2) |      802,400  |     $ 3.65 (5)   |   $   2,928,760  |    $    380   |
|----------------------------------------------------|---------------|------------------|------------------|---------------|
| Class A Common Stock, par value $0.01 per share(3) |      224,000  |     $29.65 (5)   |   $   6,641,600  |    $    887   |
|----------------------------------------------------|---------------|------------------|------------------|---------------|
| Class A Common Stock, par value $0.01 per share(4) |    1,000,000  |     $29.65 (6)   |   $  29,650,000  |    $  3,801   |
 ==========================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional shares that may become issuable under the plans by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of Class A common stock.
(2) Represents the 802,400 shares of Class A common stock issuable upon exercise of outstanding options issued as of September 21, 2004 under the 1998 Management Stock Option Plan.
(3) Represents 224,000 shares of Class A common stock, the maximum number of shares issuable pursuant to options which remain issuable under the 1998 Management Stock Option Plan.
(4) Represents the maximum number of shares of Class A common stock issuable under the Bucyrus International, Inc. 2004 Equity Incentive Plan.
(5) Computed (i) with respect to the 802,400 shares of Class A common stock issuable upon exercise of outstanding options as of September 21, 2004 under the 1998 Stock Management Stock Option Plan in accordance with Rule 457(h) under the Securities Act, based on the weighted average exercise price of $3.65 per share covering outstanding options and (ii) with respect to the 224,000 shares of Class A common stock issuable pursuant to options which remain issuable under the 1998 Management Stock Option Plan, computed in accordance with Rule 457(c) under the Securities Act by averaging the high and low sales prices of Bucyrus International, Inc. Class A common stock as reported on The Nasdaq Stock Market on September 21, 2004.
(6) Computed in accordance with Rule 457(c) under the Securities Act by averaging the high and low sales prices of Bucyrus International, Inc. Class A common stock as reported by The Nasdaq Stock Market on September 21, 2004.

                                EXPLANATORY NOTE

         This registration statement registers 1,000,000 shares of Class A common stock, par value $0.01 per share (the "Common Stock"), of Bucyrus International, Inc. (the "Company") issuable under the Bucyrus International, Inc. 2004 Equity Incentive Plan and 1,026,400 shares of Common Stock issuable under the Bucyrus International, Inc. 1998 Management Stock Option Plan (collectively, the "Plans").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

* The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of
Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed with the SEC are incorporated by reference in this registration statement:

         (a) The Company's prospectus, dated July 22, 2004, filed pursuant to Rule 424(b) under the Securities Act (the "Prospectus"), that contains audited consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2003;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Company's Prospectus; and

         (c) The description of the Common Stock contained in the Registration Statement on Form 8-A, dated July 20, 2004, filed with the SEC by the Company to register such securities under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Set forth below is a description of certain provisions of the Company's Amended and Restated Certificate of Incorporation (the "Charter") and the Amended and Restated Bylaws of the Company (the "Bylaws"), each as presently in effect and the General Corporation Law of the State of Delaware ("DGCL"), as such provisions relate to the indemnification of the directors and officers of the Company. This description is intended only as a summary and is qualified in its entirety by reference to the Charter and the Bylaws incorporated herein by reference, and the DGCL.

         Section 102 of the DGCL allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock purchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

         Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses, (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

         Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

         Article Seventh of the Company's Charter provides that the Company's directors shall not be personally liable to the Company and the Company's stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

o for any breach of the director's duty of loyalty to the Company or its stockholders;

o for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

o under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

o for any transaction from which the director derived an improper personal benefit.

         The Company's Bylaws and Charter provide that the Company may indemnify any person who is or was a director, officer, employee or agent of the Company to the fullest extent permitted by Delaware law. The indemnification provisions contained in the Company's Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit
  No.                            Description
  ---                            -----------


   4.1 Amended and Restated Certificate of Incorporation, dated July 27, 2004.

   4.2 Corrected Amended and Restated Certificate of Incorporation, dated September 23, 2004.

   4.3         Amended and Restated Bylaws, Effective July 27, 2004.

   5.1         Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

   10.1 Bucyrus International, Inc. 2004 Equity Incentive Plan (Incorporated by reference to Exhibit 10.22 to the Company's Registration Statement on Form S-1, as amended (Registration No. 333-114326)).

   10.2 Bucyrus International, Inc. 1998 Management Stock Option Plan (incorporated by reference herein to Exhibit 10.17 to Registrant's Form 10-K for the year ended December 31, 1997).

   23.1 Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

   23.4        Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
               Exhibit 5.1).

   24.1        Power of Attorney (included on signature page).





Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or
                  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Milwaukee, State of Wisconsin, on September 24, 2004.

                                          BUCYRUS INTERNATIONAL, INC.


                                         By: /s/ Timothy W. Sullivan
                                            -----------------------------------
                                            Name:   Timothy W. Sullivan
                                            Title:  President, Chief Executive
                                                    Officer and Director


                               POWER OF ATTORNEY

         Each of the undersigned officers and directors of Bucyrus International, Inc., a Delaware corporation, hereby constitutes and appoints Timothy W. Sullivan, and Craig R. Mackus and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities this Registration Statement and any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                                    Title                                      Date


    /s/ Timothy W. Sullivan
--------------------------------
        Timothy W. Sullivan        President, Chief Executive Officer and Director         September 24, 2004


    /s/  Craig R. Mackus
--------------------------------   Chief Financial Officer, Controller and Secretary       September 24, 2004
         Craig R. Mackus               (Principal financial officer and principal
                                                accounting officer)


    /s/  Theodore C. Rogers
--------------------------------
         Theodore C. Rogers        Chairman of the Board of Directors and Director         September 24, 2004


    /s/  W. Richard Bingham
--------------------------------
         W. Richard Bingham        Director                                                September 24, 2004


    /s/  Dino M. Cusumano
---------------------------------
         Dino M. Cusumano          Director                                                September 24, 2004


    /s/  Kim A. Marvin
---------------------------------
         Kim A. Marvin             Director                                                September 24, 2004


    /s/ Robert L. Purdum
---------------------------------
        Robert L. Purdum           Director                                                September 24, 2004


    /s/ Gene E. Little
---------------------------------
        Gene E. Little             Director                                                September 24, 2004


    /s/  Robert W. Korthals
---------------------------------
         Robert W. Korthals        Director                                                September 24, 2004


    /s/  Ronald A. Crutcher
--------------------------------
         Ronald A. Crutcher        Director                                                September 24, 2004


                                 EXHIBIT INDEX

Exhibit
  No.                            Description
  ---                            -----------


   4.1 Amended and Restated Certificate of Incorporation, dated July 27, 2004.

   4.2 Corrected Amended and Restated Certificate of Incorporation, dated September 23, 2004.

   4.3         Amended and Restated Bylaws, Effective July 27, 2004.

   5.1         Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

   10.1 Bucyrus International, Inc. 2004 Equity Incentive Plan (Incorporated by reference to Exhibit 10.22 to the Company's Registration Statement on Form S-1, as amended (Registration No. 333-114326)).

   10.2 Bucyrus International, Inc. 1998 Management Stock Option Plan (incorporated by reference herein to Exhibit 10.17 to Registrant's Form 10-K for the year ended December 31, 1997).

   23.1 Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

   23.4        Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
               Exhibit 5.1).

   24.1        Power of Attorney (included on signature page).